SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006 (July 6, 2006)

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-30144	84-1028977
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

c/o Resource Management Partners, Inc., 1690 Washington Avenue, Bohemia, NY 11716
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (631) 738-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On July 6, 2006, Morlex, Inc. (the "Company") dismissed Lazar Levine & Felix LLP (“Lazar Levine”) as its independent certified public accountants. The decision was approved by the Board of Directors of the Company.

During each of the last two fiscal years ended December 31, 2005 and December 31, 2004, the accountant’s reports on the financial statements contained no adverse opinions or disclaimers of opinion, nor were they modified as to audit scope or accounting principles. The accountant’s reports contained explanatory paragraphs describing going concern contingencies.

During the two most recent fiscal years ended December 31, 2005 and December 31, 2004 and the interim period preceding the dismissal of Lazar Levine, there were no disagreements with Lazar Levine on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Lazar Levine, would have caused Lazar Levine to make reference to the subject of that disagreement in its reports on the Company’s financial statements.

The Company requested that Lazar Levine furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by Lazar Levine in response to this request, dated July 18, 2006, is filed as Exhibit 16.1 to this Form 8-K.

(b) On July 6, 2006, Arik Eshel, CPA & Assoc., PC (“Arik Eshel”) was engaged as the Company’s new independent accountants. During the two most recent fiscal years and the interim period preceding the engagement of Arik Eshel, the Company has not consulted with Arik Eshel regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Arik Eshel or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

16.1	Letter from Lazar Levine & Felix LLP regarding change in certifying accountant.
99.1	Response of Morlex, Inc. to SEC Comment Response Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006	MORLEX, INC.

	By:	/s/ Donald Barrick
Name: Donald Barrick
Title: President